UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Revolving Credit Facility

On May 6, 2014, MSG Holdings, L.P. (“MSG Holdings”), an indirect wholly-owned subsidiary of The Madison Square Garden Company (“MSG”), and certain subsidiaries of MSG Holdings entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a letter of credit issuer, and the lenders parties thereto. Subject to the satisfaction of certain conditions and limitations, the Credit Agreement allows for the addition of incremental term and/or revolving loan commitments and incremental term and/or revolving loans. The Credit Agreement refinances and replaces MSG Holdings’ prior credit agreement dated January 28, 2010 in its entirety.

The Facility

The Credit Agreement provides MSG Holdings at closing with a senior secured revolving credit facility of up to $500,000,000 with a term of five years. The proceeds of borrowings under the facility are expected to be available for working capital and capital expenditures, and for general corporate purposes. Up to $100,000,000 of the revolving credit facility is available for the issuance of letters of credit. All borrowings under the revolving credit facility, including, without limitation, amounts drawn under the revolving line of credit are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the Credit Agreement will bear interest, at a floating rate which at the option of MSG Holdings may be either 1.25% over a floating base rate or 2.25% over an adjusted LIBOR rate. Upon a payment default in respect of principal, interest or other amounts due and payable under the Credit Agreement or related loan documents, default interest will accrue on all overdue amounts at an additional rate of 2.00% per annum.

The Credit Agreement requires MSG Holdings to pay a commitment fee of 0.40% in respect of the average daily unused commitments thereunder. MSG Holdings will also be required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Agreement.

Guarantees and Security

All obligations under the Credit Agreement will be guaranteed by MSG Holdings’ existing and future direct and indirect domestic subsidiaries that are not designated as excluded subsidiaries or unrestricted subsidiaries in accordance with the Credit Agreement (the “Guarantors”). All obligations under the Credit Agreement, including the guarantees of those obligations, will be secured by certain of the assets of MSG Holdings and each Guarantor (collectively, “Collateral”), including, but not limited to, a pledge of the equity interests held directly or indirectly by MSG Holdings in each Guarantor. The Collateral, however, does not include, among other things, our sports franchises or other assets of any of MSG Holdings’ teams, including The New York Knicks and The New York Rangers, or any interests in real property of MSG Holdings or the Guarantors, including the Madison Square Garden complex, the leasehold interest in Radio City Music Hall, the Forum in Inglewood, CA and MSG Holdings’ real property interest in other venues.

Prepayments

Subject to customary notice and minimum amount conditions, MSG Holdings may voluntarily prepay outstanding loans under the Credit Agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurodollar loans).

MSG Holdings is required to make mandatory prepayments in certain circumstances, including without limitation from the net cash proceeds of certain sales of assets (including Collateral) or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights) and the incurrence of certain indebtedness, subject to certain exceptions including for the previously announced sale of MSG Holdings’ subsidiary Fuse Holdings LLC.

Certain Covenants and Events of Default

The Credit Agreement contains certain restrictions on the ability of MSG Holdings and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Credit Agreement, including the following: (i) incurring additional indebtedness and contingent liabilities; (ii) creating liens on certain assets; (iii) making investments, loans or advances in or to other persons; (iv) paying dividends and distributions or repurchase capital stock; (v) changing its lines of business; (vi) engaging in certain transactions with affiliates; (vii) amending specified material agreements; (viii) merging or consolidating; (ix) making certain dispositions; and (x) entering into agreements that restrict the granting of liens. In addition, under the Credit Agreement, there is a limitation on the ability of MSG to incur indebtedness if (i) MSG, each subsidiary of MSG which holds (directly or indirectly) an equity interest in MSG Holdings, MSG Holdings and the restricted subsidiaries of MSG Holdings, collectively, would not comply with a total leverage ratio of 4.00:1.00 and (ii) MSG on a consolidated basis would not comply with the minimum interest coverage ratio described below.

The Credit Agreement generally requires MSG Holdings to comply with the following financial covenants: (i) a maximum total secured leverage ratio of 3.50:1.00; and (ii) a maximum total leverage ratio of 6.00:1.00, subject to upward adjustment during the continuance of certain events. In addition, there is a minimum interest coverage ratio of 2.00:1.00 for MSG and its consolidated subsidiaries.

The Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.

The Credit Agreement and the related security agreement have been filed as exhibits to this Current Report on Form 8-K and the description of those agreements contained herein is qualified in its entirety by reference to those agreements which are incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of May 6, 2014, by and among MSG Holdings, L.P., certain subsidiaries of MSG Holdings, L.P., JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a letter of credit issuer, and the lenders parties thereto.

10.2	Security Agreement, dated as of May 6, 2014, by and among MSG Holdings, L.P., certain subsidiaries of MSG Holdings, L.P., other guarantors referred to therein and JPMorgan Chase Bank, N.A., as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 6, 2014